Exhibit 99.1

news release for immediate release

Contact:	Janice McDill
Phone:	312.698.6707
Email:	janice.mcdill@grubb-ellis.com
Grubb & Ellis Company Reports
Third Quarter 2010 Results
SANTA ANA, Calif. (Nov. 9, 2010) — Grubb & Ellis Company (NYSE: GBE), a leading real estate services and investment firm, today reported third quarter 2010 revenue of $144.3 million, an increase of 6 percent, compared with revenue of $136.1 million for the third quarter of 2009. For the first nine months of 2010, the company reported revenue of $417.5 million, compared with revenue of $385.1 million for the comparable period of 2009.
The company reported a net loss attributable to Grubb & Ellis Company on a GAAP basis of $14.8 million, or $0.27 per common share, for the third quarter of 2010, compared with a net loss of $21.4 million, or $0.34 per common share, for the third quarter of 2009. For the first nine months of 2010, the company reported a GAAP net loss attributable to Grubb & Ellis Company of $56.0 million, or $1.00 per common share, compared with a net loss of $95.7 million, or $1.51 per common share, for the first nine months of 2009.
Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) for the third quarter of 2010 was negative $3.3 million, compared with adjusted EBITDA of $0.7 million in the same period a year ago. For the first nine months of 2010, the company reported negative adjusted EBITDA of $19.7 million, compared with negative adjusted EBITDA of $25.1 million in the same period a year ago. Both the revenue and adjusted EBITDA results are consistent with the company’s preliminary third quarter 2010 earnings announcement on Oct. 19, 2010.
Company Highlights
•	Transaction Services revenue increased 29 percent over the third quarter of 2009, and 32 percent over the first nine months of 2009, a reflection of improving market conditions and the company’s recruiting success.
•	The company recruited 32 senior-level brokerage sales professionals during the third quarter, bringing to approximately 180 the number of senior brokerage sales professionals who have joined the company since July 2008.
•	Grubb & Ellis Healthcare REIT II acquired three properties totaling $77.8 million during the quarter, increasing the portfolio to $138.0 million in total acquisitions as of Sept. 30.
•	In September, launched Grubb & Ellis Landauer Valuation Advisory Services in 12 markets. The company currently has eight regional leaders and 30 appraisal professionals in 10 states and is performing work on behalf of numerous clients.
-more-
Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300       Santa Ana, CA 92705           714.667.8252       714.667.6860 fax

2 — 2 — 2
11/8/10
Grubb & Ellis Company Reports Third Quarter 2010 Results
•	Subsequent to the close of the third quarter, Grubb & Ellis received an $8 million payment from Healthcare Trust of America, Inc., formerly Grubb & Ellis Healthcare REIT, Inc., as part of an agreement that resolves all outstanding obligations between the two companies.
•	On Nov. 4, the company announced a strategic alliance with Manhattan Software that will enhance its management services capabilities, providing a significant competitive advantage and allowing the company to better service its clients.
“Our top priority is achieving sustained profitability, and we made substantive progress toward this goal in the third quarter,” said Thomas P. D’Arcy, president and chief executive officer of Grubb & Ellis. “Investments in our Transaction Services business yielded significantly higher year-over-year revenue during the quarter, which we will continue to build upon as we move forward.”
D’Arcy added, “Looking ahead, we will focus on continuing to capitalize on our recruiting success to drive operating leverage into an improving commercial real estate market; differentiating our Management Services business by offering industry-leading solutions, such as our alliance with Manhattan Software; leveraging our leadership position in healthcare real estate to increase our non-traded REIT equity raise; directing resources to businesses with high growth and margin returns; and continuing to lower our fixed cost base. Based on our current momentum in these areas, we expect to have positive net cash flow in the fourth quarter of 2010, and return to profitability in 2011.”
OPERATING SEGMENTS
Management Services
Management Services revenue includes asset and property management fees as well as reimbursed salaries, wages and benefits from the company’s third-party property management and facilities outsourcing services. Management Services revenue was $65.3 million for the third quarter of 2010, compared with $67.5 million for the same period a year ago. Segment revenue for the first nine months of 2010 was $207.7 million, compared with $199.6 million for the same period in 2009.
At Sept. 30, the company managed approximately 247 million square feet of commercial real estate and multifamily property, which is up from 240 million square feet at June 30, reflecting the growing number of management assignments attributed to the company’s Financial Services Asset Management business. During the third quarter, Grubb & Ellis was awarded five new outsourcing contracts, and renewed and expanded the work it does for an additional six corporate clients.
Transaction Services
Transaction Services revenue for the third quarter of 2010, including brokerage commission, valuation and consulting revenue, was $59.9 million, an increase of 29 percent from revenue of $46.3 million for the same period a year ago. The breakdown between sales and leasing revenue is approximately 32 percent sales and 68 percent leasing. Third quarter 2010 sales revenue was up 121 percent and leasing revenue increased 17 percent, compared with the comparable period in 2009.
-more-
Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300      Santa Ana, CA 92705            714.667.8252       714.667.6860 fax

3 — 3 — 3
11/8/10
Grubb & Ellis Company Reports Third Quarter 2010 Results
For the first nine months of 2010, the segment generated revenue of $156.8 million, an increase of 32 percent from revenue of $118.8 million during the same period of 2009. Year-to-date, sales revenue is up 90 percent and leasing revenue increased 20 percent.
The company attributes the segment’s improved top-line performance to greater transaction volume stemming from prior investments in attracting top industry talent, as well as the company’s focus on specialty expertise and improving market conditions.
Investment Management
Investment Management revenue for the third quarter of 2010, which includes transaction fees, asset management fees and dealer-manager fees, totaled $11.3 million, compared with revenue of $14.8 million in the same period a year ago. The segment generated revenue of $30.0 million during the first nine months of 2010, compared with $43.9 million in the same period a year earlier.
The company’s two non-traded REIT products raised an aggregate $41.0 million in the third quarter of 2010, compared with $38.7 million in the second quarter, and $29.9 million in the first quarter.
At September 30, 2010, the company had assets under management of $5.5 billion.
OUTLOOK
The company is not providing specific guidance for revenue or adjusted EBITDA. However, the company does expect to record positive adjusted EBITDA in the fourth quarter of 2010, and for the full year in 2011.
Conference Call & Webcast
Management will host a conference call today at 10:30 a.m. Eastern Time to review the results. A live webcast will be accessible through the Investor Relations section of the company’s website at http://www.grubb-ellis.com. The direct dial-in number for the conference call is 1.800.435.1398 for domestic callers and 1.617.614.4078 for international callers. The conference call ID number is 18260013. An audio replay will be available beginning at 1:30 p.m. ET on Tuesday, Nov. 9 and can be accessed by dialing 1.888.286.8010 for domestic callers and 1.617.801.6888 for international callers and entering conference call ID 28662210. In addition, the conference call audio will be archived on the company’s website following the call.
About Grubb & Ellis Company
Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services and investment companies in the world. Our 6,000 professionals in more than 100 company-owned and affiliate offices draw from a unique platform of real estate services, practice groups and investment products to deliver comprehensive, integrated solutions to real estate owners, tenants and investors. The firm’s transaction, management, consulting and investment services are supported by highly regarded proprietary market research and extensive local expertise. Through its investment subsidiaries, the company is a leading sponsor of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including public non-traded real estate investment trusts (REITs), mutual funds and other real estate investment funds. For more information, visit www.grubb-ellis.com.
-more-
Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300       Santa Ana, CA 92705           714.667.8252       714.667.6860 fax

4 — 4 — 4
11/8/10
Grubb & Ellis Company Reports Third Quarter 2010 Results
Forward-Looking Statements
Certain statements included in this press release may constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and events in future periods to be materially different from those anticipated, including risks and uncertainties related to the financial markets. Such factors which could adversely affect the company’s ability to obtain these results include, among other things: (i) a continued or further weakness in the company’s Investment Management business, including the velocity and volume of equity raised; (ii) the general economic downturn and recessionary pressures on transaction values of sales and leasing transactions and businesses in general; (iii) a prolonged and pronounced recession in real estate markets and values; (iv) the unavailability of credit to finance real estate transactions in general and the company’s tenant-in-common programs, in particular; (v) the success of current and new investment programs; (vi) the success of new initiatives and investments; (vii) the inability to attain expected levels of revenue, performance, brand equity in general, and in the current macroeconomic and credit environment, in particular; and (viii) other factors described in the company’s annual report on Form 10-K/A for the fiscal year ending December 31, 2009, Form 10-Q for the three-month periods ending March 31, 2010 and June 30, 2010 and in other current reports on Form 8-K filed with the Securities and Exchange Commission. The company does not undertake any obligation to update forward-looking statements.
Non-GAAP Financial Information
In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this press release, Grubb & Ellis Company has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission rules and is included in the attached supplemental data. Management believes that these non-GAAP financial measures are useful to both management and the company’s stockholders in their analysis of the business and operating performance of the company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Grubb & Ellis Company may not be comparable to similarly titled measures reported by other companies.
TABLES FOLLOW
###
Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300      Santa Ana, CA 92705            714.667.8252       714.667.6860 fax

Grubb & Ellis Company
Consolidated Statements of Operations
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
REVENUE
Management services	$65,329	$67,456	$207,656	$199,636
Transaction services	59,907	46,321	156,824	118,793
Investment management	11,303	14,829	29,971	43,912
Rental related	7,744	7,499	23,043	22,754

TOTAL REVENUE	144,283	136,105	417,494	385,095

OPERATING EXPENSE
Compensation costs	33,057	34,055	101,823	107,034
Transaction commissions and related costs	43,607	31,575	116,531	85,360
Reimbursable salaries, wages and benefits	48,562	50,709	152,905	149,678
Severance and other charges	1,508	—	4,534	—
General and administrative	18,215	18,674	55,458	60,534
Provision for doubtful accounts	1,643	6,791	4,944	23,268
Depreciation and amortization	3,610	3,504	10,238	8,368
Rental related	5,459	4,961	16,244	16,159
Interest	2,985	3,741	8,033	12,490
Real estate related impairments	750	2,393	2,573	16,615
Intangible asset impairment	338	583	1,977	583

Total operating expense	159,734	156,986	475,260	480,089

OPERATING LOSS	(15,451)	(20,881)	(57,766)	(94,994)

OTHER INCOME (EXPENSE)
Equity in losses of unconsolidated entities	(479)	(224)	(1,085)	(1,635)
Interest income	46	188	208	472
Other income	717	272	479	394

Total other income (expense)	284	236	(398)	(769)

Loss from continuing operations before income tax provision	(15,167)	(20,645)	(58,164)	(95,763)
Income tax provision	(149)	(277)	(399)	(587)

Loss from continuing operations	(15,316)	(20,922)	(58,563)	(96,350)
Loss from discontinued operations	—	(535)	—	(1,005)

Net loss	(15,316)	(21,457)	(58,563)	(97,355)
Net loss attributable to noncontrolling interests	(511)	(98)	(2,518)	(1,686)

Net loss attributable to Grubb & Ellis Company	(14,805)	(21,359)	(56,045)	(95,669)
Preferred stock dividends	(2,897)	—	(8,691)	—

Net loss attributable to Grubb & Ellis Company common shareowners	$(17,702)	$(21,359)	$(64,736)	$(95,669)

Loss per share — basic:
Loss from continuing operations attributable to Grubb & Ellis Company common shareowners	$(0.27)	$(0.33)	$(1.00)	$(1.49)
Loss from discontinued operations attributable to Grubb & Ellis Company common shareowners	—	(0.01)	—	(0.02)

Net loss per share attributable to Grubb & Ellis Company common shareowners	$(0.27)	$(0.34)	$(1.00)	$(1.51)

Loss per share — diluted:
Loss from continuing operations attributable to Grubb & Ellis Company common shareowners	$(0.27)	$(0.33)	$(1.00)	$(1.49)
Loss from discontinued operations attributable to Grubb & Ellis Company common shareowners	—	(0.01)	—	(0.02)

Net loss per share attributable to Grubb & Ellis Company common shareowners	$(0.27)	$(0.34)	$(1.00)	$(1.51)

Table 1

Grubb & Ellis Company
Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Cash and cash equivalents	$19,557	$39,101
Restricted cash	12,524	13,875
Investment in marketable securities	2,711	690
Accounts receivable from related parties — net	3,551	9,169
Notes and advances to related parties — net	4,078	1,019
Service fees receivable — net	31,255	30,293
Professional service contracts — net	3,818	3,626
Real estate deposits and pre-acquisition costs	809	1,321
Prepaid expenses and other assets	14,549	21,489

TOTAL CURRENT ASSETS	92,852	120,583

Accounts receivable from related parties — net	15,583	15,609
Notes and advances to related parties — net	16,320	14,607
Professional service contracts — net	5,595	7,271
Investments in unconsolidated entities	5,666	3,783
Properties held for investment — net	81,959	82,189
Property, equipment and leasehold improvements — net	10,958	13,190
Goodwill	1,264	—
Identified intangible assets — net	91,275	94,952
Other assets — net	5,978	5,140

TOTAL ASSETS	$327,450	$357,324

LIABILITIES AND SHAREOWNERS’ (DEFICIT) EQUITY
Accounts payable and accrued expenses	$57,253	$62,867
Due to related parties	3,025	2,267
Capital lease obligations	813	939
Other liabilities	31,715	38,864

TOTAL CURRENT LIABILITIES	92,806	104,937

Senior notes	16,277	16,277
Convertible notes	30,054	—
Mortgage notes	107,000	107,000
Capital lease obligations	135	755
Other long-term liabilities	11,399	11,622
Deferred tax liability	25,486	25,477

TOTAL LIABILITIES	283,157	266,068

Preferred Stock - 12% cumulative participating perpetual convertible	90,080	90,080

Common stock	694	654
Additional paid-in capital	411,299	412,774
Accumulated deficit	(468,146)	(412,101)
Other comprehensive income	193	—

Total Grubb & Ellis Company shareowners’ (deficit) equity	(55,960)	1,327
Noncontrolling interests	10,173	(151)

TOTAL (DEFICIT) EQUITY	(45,787)	1,176

TOTAL LIABILITIES AND (DEFICIT) EQUITY	$327,450	$357,324

Table 2

Grubb & Ellis Company
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
Net loss attributable to Grubb & Ellis Company	$(14,805)	$(21,359)	$(56,045)	$(95,669)
Discontinued operations	—	535	—	1,005
Interest expense	2,985	3,741	8,033	12,490
Interest income	(46)	(188)	(208)	(472)
Depreciation and amortization	3,610	3,504	10,238	8,368
Intangible asset impairment	338	583	1,977	583
Taxes	149	277	399	587

EBITDA (1)	(7,769)	(12,907)	(35,606)	(73,108)

Charges related to sponsored programs	1,378	7,183	3,066	21,604
Real estate related impairment	750	2,393	2,573	16,615
Stock based compensation	1,629	2,552	7,427	8,733
Amortization of signing bonuses	1,730	1,888	5,279	5,703
Severance and other charges	1,508	—	4,534	—
Real estate operations	(2,045)	(1,689)	(6,056)	(5,988)
Other	(441)	1,254	(903)	1,348

Adjusted EBITDA (1)	$(3,260)	$674	$(19,686)	$(25,093)

(1)	EBITDA represents earnings before net interest expense, interest income, income taxes, depreciation, amortization, discontinued operations and impairments related to intangible assets. Management believes EBITDA is useful in evaluating our performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisition, which items may vary for different companies for reasons unrelated to overall operating performance.

Management uses Adjusted EBITDA as an internal management measure for evaluating performance and as a significant component when measuring performance under employee incentive programs. Management considers Adjusted EBITDA an important supplemental measure of our performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, some of which present Adjusted EBITDA when reporting their results. Management also believes that Adjusted EBITDA is a useful tool for measuring our ability to meet its future capital expenditures and working capital requirements.

EBITDA and Adjusted EBITDA are non-GAAP measures of performance. EBITDA and Adjusted EBITDA are not substitutes for GAAP net income or cash flow and do not provide a measure of our ability to fund future cash requirements. Other companies may calculate EBITDA and Adjusted EBITDA differently than we have and, therefore, EBITDA and Adjusted EBITDA have material limitations as a comparative performance measure. Furthermore, EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as tax and debt service payments.
Table 3

Grubb & Ellis Company
Segment Data
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
MANAGEMENT SERVICES
Revenue	$65,329	$67,456	$207,656	$199,636
Compensation costs	8,260	9,315	27,569	27,702
Transaction commissions and related costs	3,625	2,192	14,020	7,346
Reimbursable salaries, wages, and benefits	45,975	48,333	145,354	142,601
General and administrative	2,280	2,081	7,070	6,424
Provision for doubtful accounts	482	276	1,271	1,619

Segment operating income	4,707	5,259	12,372	13,944

TRANSACTION SERVICES
Revenue	59,907	46,321	156,824	118,793
Compensation costs	13,094	11,216	35,270	32,986
Transaction commissions and related costs	39,927	29,377	102,325	77,982
General and administrative	8,752	7,858	26,267	24,913
Provision for doubtful accounts	145	(153)	1,173	546

Segment operating loss	(2,011)	(1,977)	(8,211)	(17,634)

INVESTMENT MANAGEMENT
Revenue	11,303	14,829	29,971	43,912
Compensation costs	5,400	6,235	16,643	20,919
Reimbursable salaries, wages, and benefits	2,588	2,376	7,551	7,077
General and administrative	3,920	3,556	11,071	11,554
Provision for doubtful accounts	795	6,694	1,501	21,039

Segment operating loss	(1,400)	(4,032)	(6,795)	(16,677)

RECONCILIATION TO NET LOSS ATTRIBUTABLE TO GRUBB & ELLIS COMPANY:
Total segment operating income (loss)	1,296	(750)	(2,634)	(20,367)
Rental and other operations, net of rental related and other expenses	2,142	2,497	5,599	6,012
Corporate overhead (compensation, general and administrative costs)	(8,069)	(9,855)	(25,949)	(33,850)
Stock based compensation	(1,629)	(2,552)	(7,427)	(8,733)
Severance and other charges	(1,508)	—	(4,534)	—
Depreciation and amortization	(3,610)	(3,504)	(10,238)	(8,368)
Interest	(2,985)	(3,741)	(8,033)	(12,490)
Real estate related impairments	(750)	(2,393)	(2,573)	(16,615)
Intangible asset impairment	(338)	(583)	(1,977)	(583)
Other income (expense)	284	236	(398)	(769)

Loss from continuing operations before income tax provision	(15,167)	(20,645)	(58,164)	(95,763)
Income tax provision	(149)	(277)	(399)	(587)

Loss from continuing operations	(15,316)	(20,922)	(58,563)	(96,350)
Loss from discontinued operations	—	(535)	—	(1,005)

Net loss	(15,316)	(21,457)	(58,563)	(97,355)

Net loss attributable to noncontrolling interests	(511)	(98)	(2,518)	(1,686)

Net loss attributable to Grubb & Ellis Company	$(14,805)	$(21,359)	$(56,045)	$(95,669)

Table 4

Grubb & Ellis Company
Calculation of Loss per Share
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009

Numerator for loss per share — basic:

Loss from continuing operations	$(15,316)	$(20,922)	$(58,563)	$(96,350)
Less: Net loss attributable to the noncontrolling interests	511	98	2,518	1,686
Less: Preferred dividends	(2,897)	—	(8,691)	—

Loss from continuing operations attributable to Grubb & Ellis Company common shareowners	(17,702)	(20,824)	(64,736)	(94,664)

Loss from discontinued operations attributable to Grubb & Ellis Company common shareowners	—	(535)	—	(1,005)

Net loss attributable to Grubb & Ellis Company common shareowners	$(17,702)	$(21,359)	$(64,736)	$(95,669)

Loss per share — basic:
Loss from continuing operations attributable to Grubb & Ellis Company common shareowners	$(0.27)	$(0.33)	$(1.00)	$(1.49)
Loss from discontinued operations attributable to Grubb & Ellis Company common shareowners	—	(0.01)	—	(0.02)

Net loss per share attributable to Grubb & Ellis Company common shareowners	$(0.27)	$(0.34)	$(1.00)	$(1.51)

Weighted average shares outstanding — basic	64,860	63,628	64,624	63,618

Loss per share — diluted (a):
Loss from continuing operations attributable to Grubb & Ellis Company common shareowners	$(0.27)	$(0.33)	$(1.00)	$(1.49)
Loss from discontinued operations attributable to Grubb & Ellis Company common shareowners	—	(0.01)	—	(0.02)

Net loss per share attributable to Grubb & Ellis Company common shareowners	$(0.27)	$(0.34)	$(1.00)	$(1.51)

Weighted average shares outstanding — diluted	64,860	63,628	64,624	63,618

(a)	For each of the periods presented, fully diluted earnings per share, as computed in accordance with Earnings Per Share Topic 260, produces an anti-dilutive result. Therefore, the results for fully diluted loss per share are the same as those for basic loss per share.
Table 5